Exhibit 10.1

NEUROGESX, INC.,

a California corporation

2000 STOCK INCENTIVE PLAN

(Effective June 5, 2000, As Amended March 16, 2006)

Page
1. Purpose	1

2. Definitions	1

(a) “Acceleration Agreement” shall mean an employment or other agreement between the Company and an Offeree or Optionee addressing the acceleration of vesting of Shares, Options or Restricted Stock, respectively, upon or in connection with a Change of Control	1
(b) “Board”	1

(c)    “Change of Control” shall mean an acquisition of the Company by another entity in which the Company or the shareholders of the Company receive cash or publicly traded securities and that involves (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, (ii) a sale of all or substantially all of the assets or outstanding stock of the Company, or (iii) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation

2
(d) “Code”	2
(e) “Committee”	2
(f) “Common Stock”	2
(g) “Company”	2
(h) “Consultant”	2
(i) “Director”	2
(j) “Employee”	2
(k) “Exercise Price”	2
(l) “Fair Market Value”	2
(m) “Incentive Stock Option” or “ISO”	2
(n) “Non-Employee Director”	2
(o) “Nonstatutory Option” or “NSO”	2
(p) “Offeree”	2
(q) “Officer”	2
(r) “Option”	2

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(continued)

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(continued)

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NEUROGESX, INC.

2000 STOCK INCENTIVE PLAN

Adopted By the Board June 5, 2000

Approved By Shareholders June 5, 2000

As Amended March 16, 2006

1. Purpose. The purpose of the NeurogesX, Inc. 2000 Stock Incentive Plan (the “Plan”) is to offer selected employees, directors and consultants of NeurogesX, Inc., a California corporation (the “Company”), an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such persons to remain in the employ of the Company and to attract new employees with outstanding qualifications. Stock purchase rights may also be granted under the Plan.

The Plan provides for the direct grant or sale of Common Stock and for the grant of Options to purchase Common Stock. Options granted under the Plan may include Nonstatutory Options as well as Incentive Stock Options intended to qualify under section 422 of the Internal Revenue Code.

2. Definitions.

(a) “Acceleration Agreement” shall mean an employment or other agreement between the Company and an Offeree or Optionee addressing the acceleration of vesting of Shares, Options or Restricted Stock, respectively, upon or in connection with a Change of Control.

(b) “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Change of Control” shall mean an acquisition of the Company by another entity in which the Company or the shareholders of the Company receive cash or publicly traded securities and that involves (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, (ii) a sale of all or substantially all of the assets or outstanding stock of the Company, or (iii) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean a committee consisting of one or more members of the Board that is appointed by the Board to administer the Plan.

(f) “Common Stock” means the Company’s common stock.

(g) “Company” shall mean NeurogesX, Inc., a California corporation.

(h) “Consultant” shall mean an individual who performs bona fide services to the Company, a Parent or a Subsidiary other than as an Employee.

(i) “Director” shall mean a member of the Board.

(j) “Employee” shall mean any individual, including Officers and Directors, who is a common-law employee of the Company, a Parent or a Subsidiary. The payment of a Director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(k) “Exercise Price” shall mean the amount for which one share of Common Stock may be purchased upon exercise of an Option, as specified by the Board in the applicable Stock Option Agreement.

(l) “Fair Market Value” shall mean the fair market value of a share of Common Stock, as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

(m) “Incentive Stock Option” or “ISO” shall mean an incentive stock option described in Code section 422(b).

(n) “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(o) “Nonstatutory Option” or “NSO” shall mean a stock option that is not an ISO.

(p) “Offeree” shall mean an individual to whom the Board has offered the right to acquire Common Stock other than upon exercise of an Option.

(q) “Officer” means a person who is an officer of the Company within the meaning of section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(r) “Option” shall mean an ISO or NSO granted under the Plan entitling the holder to purchase Common Stock.

(s) “Optionee” shall mean an Employee or Consultant who holds an Option.

(t) “Parent” shall have the meaning set forth in section 424(e) of the Code.

(u) “Plan” shall mean this 2000 Stock Incentive Plan.

(v) “Purchase Price” shall mean the consideration for which one share of Common Stock may be acquired under the Plan pursuant to a grant or sale under Section 6 or Section 13, respectively, as specified by the Board.

(w) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 13 below.

(x) “Service” shall mean service as an Employee, Non-Employee Director or Consultant.

(y) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to an Option.

(z) “Stock Option Agreement” shall mean the agreement between the Company and an Offeree who acquires Common Stock under the Plan (other than pursuant to an Option) that contains the terms, conditions and restrictions pertaining to the acquisition of such Common Stock.

(aa) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 13 below.

(bb) “Subsidiary” shall have the meaning set forth in section 424(f) of the Code. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(cc) “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

3. Administration.

(a) Committees of the Board. The Board shall administer the Plan. However, any or all administrative functions otherwise exercisable by the Board may be delegated to a Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. Any reference to the Board in the Plan shall be construed as a reference to the Committee (if any) to whom the Board has assigned a particular function.

(b) Authority of the Board. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board shall be final and binding on all parties who have an interest in the Plan or any option or shares issued thereunder.

4. Eligibility. Only Employees, Non-Employee Directors and Consultants shall be eligible for the grant of Options or the direct grant or sale of Common Stock. Only Employees shall be eligible for the grant of ISOs.

5. Stock Subject to Plan.

(a) Basic Limitation. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued under the Plan shall not exceed Sixteen Million Seven Hundred Fifteen Thousand (16,215,000) shares, subject to adjustment pursuant to Section 9.

(b) Additional Shares. If any outstanding Option or other right to acquire Common Stock for any reason expires or is canceled, forfeited or otherwise terminated, the Common Stock allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to any right of repurchase or right of first refusal, such shares of Common Stock shall again be available for the purposes of the Plan, except such shares shall not be available for ISOs.

6. Terms and Conditions of Grants or Sales.

(a) Stock Option Agreement. Each grant or sale of Common Stock under the Plan other than upon exercise of an Option shall be evidenced by a Stock Option Agreement between the Offeree and the Company. Such grant or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board deems appropriate for inclusion in such Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Duration of Offers and Nontransferability of Rights. Any right to acquire Common Stock under the Plan other than an Option shall automatically expire if not exercised by the Offeree within the number of days specified by the Board and communicated to the Offeree. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

(c) Purchase Price. The Purchase Price shall be established by the Board and set forth in the Stock Option Agreement and, to the extent required to comply with the California Corporations Code or the regulations thereunder, shall not be less than eighty-five percent (85%) of Fair Market Value (one hundred percent (100%) for Ten Percent Shareholders). The Purchase Price shall be payable in a form described in Section 8 or, in the discretion of the Board, in consideration for past services rendered to the Company or for its benefit.

(d) Withholding Taxes. As a condition to the purchase of Common Stock, the Offeree shall make such arrangements as the Board may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

(e) Change of Control. Upon a Change of Control, any Shares acquired pursuant to this Section 6 will vest and have any Company repurchase or reacquisition right lapse as to 25% of such Shares (but in no event shall the number of Shares which so vests exceed the number of Shares issued pursuant an award under this Section 6). Notwithstanding the foregoing, this Section 6(e) will not apply, and no vesting will occur as the result of this Section 6(e), to Shares held by an Offeree if such Offeree has an Acceleration Agreement, which agreement may provide for more or less acceleration of vesting than provided under this Section 6(e). In the event an Offeree has been awarded one or more grants under this Section 6 and such Offeree’s Acceleration Agreements, if any, do not cover one or more of such awards, then the awards not covered by an Acceleration Agreement will vest in accordance with the terms of this Section 6(e) upon a Change of Control.

(f) Restrictions on Transfer of Common Stock. No Common Stock granted or sold under the Plan may be sold, made the subject of any short sale or loan, hypothecated, pledged, optioned or otherwise transferred or disposed of by the offeree thereof for such period of time (not to exceed one hundred eighty (180) days) following the effective date of a registration statement covering securities of the Company filed under the Securities Act of 1933, as amended, unless such restriction is consented to or waived by the managing underwriter of such registration. Subject to the preceding sentence, any Common Stock granted or sold under the Plan shall be subject to such special conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall apply in addition to any general restrictions that may apply to all holders of Common Stock.

7. Terms and Conditions of Options.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Options shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board deems appropriate for inclusion in such Stock Option Agreements. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of shares of Common Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a NSO.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Board and set forth in a Stock Option Agreement. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value (one hundred ten percent (110%) for Ten Percent Shareholders) on the date of grant. The Exercise Price of a NSO shall not be less than eight-five percent (85%) of the Fair Market Value (one hundred ten percent (110%) for Ten Percent

Shareholders) on the date of grant. The Exercise Price shall be payable in a form described in Section 8. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set prescribed in this paragraph if the Option grant is attributable to the issuance or assumption of an option in a transaction to which Code section 424(a) applies.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Common Stock acquired by exercising an Option.

(e) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to vest or become exercisable. To the extent required to comply with the California Corporations Code or the regulations thereunder, an Option granted to Employees who are not officers shall vest and become exercisable no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the date of grant. Subject to the preceding sentence, the vesting of any Option shall be determined by the Board in its sole discretion. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company’s right of repurchase over any shares acquired under the unvested portion of the Option (an “early exercise”), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise.

(f) Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed ten (10) years from the date of grant (five (5) years in the case of an ISO granted to a Ten Percent Shareholder). Subject to the preceding sentence, the Board at its sole discretion shall determine when an Option is to expire.

(g) Nontransferability. No Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(h) Exercise of Options on Termination of Service. To the extent required to comply with the California Corporations Code or the regulations thereunder, each Stock Option Agreement shall provide that the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service, during the Option’s term, for at least thirty (30) days following termination of Service for any reason except termination for cause, death or disability, and for at least six (6) months following termination of Service due to death or disability.

(i) No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a Shareholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option and executing a form of Stock Option Agreement.

(j) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares of Common Stock and at the same or a different Exercise Price. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

(k) Change of Control. Upon a Change of Control, all outstanding Options on the date of such Change of Control will vest and become exercisable as to 25% of the Shares subject to such Options (that is, in addition to the Shares subject to such Options which have vested and become exercisable as of the date of such Change of Control), but in no event shall the number of Shares subject to such Options which so vest exceed the total number of Shares subject to such Options. In all other respects, each such Option will continue to be bound by and subject to the terms of its applicable Option Agreement and the Plan. Notwithstanding the foregoing, this Section 7(k) will not apply, and no vesting will occur as the result of this Section 7(k), to Options held by an Optionee if such Optionee has an Acceleration Agreement, which agreement may provide for more or less acceleration of vesting than provided under this Section 7(k). In the event an Optionee has been awarded one or more Options under this Section 7 and such Optionee’s Acceleration Agreements, if any, do not cover one or more of such Options, then the Options not covered by an Acceleration Agreement will vest in accordance with the terms of this Section 7(k) upon a Change of Control.

(l) Restrictions on Transfer. No shares of Common Stock issued upon exercise of an Option may be sold or otherwise transferred or disposed of by the Optionee during the one hundred eighty (180) day period following the effective date of a registration statement covering securities of the Company filed under the Securities Act of 1933 (unless such restriction is consented to or waived by the managing underwriter). Subject to the preceding sentence, any Common Stock issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Common Stock generally. Any right to repurchase an Optionee’s Common Stock at the original Exercise Price upon termination of the Optionee’s Service shall lapse at least as rapidly as the schedule set forth in subsection (e) above. Any such repurchase right may be exercised only within ninety (90) days after the termination of the Optionee’s Service for cash or for cancellation of indebtedness incurred in purchasing the Common Stock.

8. Forms of Payment.

(a) General Rule. The entire Purchase Price or Exercise Price shall be payable in cash or cash equivalents acceptable to the Company at the time of exercise or purchase, except as otherwise provided in this Section 8.

(b) Surrender of Stock. To the extent that a Stock Option Agreement or Stock Option Agreement so provides, payment may be made all or in part with Common Stock that has already been owned by the Optionee or the Optionee’s representative for any time period specified by the Board and that are surrendered to the Company in good form for transfer. Such Common Stock shall be valued at Fair Market Value on the date when the new Common Stock is purchased under the Plan.

(c) Promissory Notes. To the extent that a Stock Option Agreement or Stock Option Agreement so provides, payment may be made all or in part with a full recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Optionee pledge his or her Common Stock to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Common Stock be released to the Optionee until such note is paid in full, unless otherwise provided in the Stock Option Agreement or Stock Option Agreement.

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides and a public market for the Common Stock exists, payment may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a securities broker to sell Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

9. Adjustments Upon Changes in Common Stock.

(a) General. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock, a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the value of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares, a recapitalization, a reclassification or a similar occurrence, the Board shall make appropriate adjustments in one or more of (i) the number of shares of Common Stock available for future grants of Options or other rights to acquire Common Stock under Section 5, (ii) the number of shares of Common Stock covered by each outstanding Option or other right to acquire Common Stock or (iii) the Exercise Price of each outstanding Option or the Purchase Price of each other right to acquire Common Stock.

(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options or other rights to acquire Common Stock shall be subject to the agreement of merger or reorganization. Such agreement, without an Optionee’s consent, may provide for:

(i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

(ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

(iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; or

(iv) The cancellation of such outstanding Options to the extent not exercised before the merger or consolidation.

(c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Option, or the number of shares subject to any other right to acquire Common Stock and/or the Exercise Price or Purchase Price. The grant of an Option or other right to acquire Common Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. Legal Requirements.

(a) Restrictions on Issuance. Common Stock shall not be issued under the Plan unless the issuance and delivery of such Common Stock complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency that the Company determines is necessary or advisable.

(b) Financial Reports. To the extent required to comply with the California Corporations Code or the regulations thereunder, not less often than annually the Company shall furnish to Optionees and Offerees Company summary financial information including a balance sheet regarding the Company’s financial condition and results of operations, unless such Optionees or Offerees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

11. No Employment Rights. No provision of the Plan, nor any Option granted or other right to acquire Common Stock granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee, Consultant or Non-Employee Director. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason.

12. Duration and Amendments.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s Shareholders. In the event that the Shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Option grants or other right to acquire Common Stock already made shall be null and void, and no additional Option grants or other right to acquire Common Stock shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time. Rights under any Option granted or other right to acquire Common Stock granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the Optionee or Offeree. An amendment of the Plan shall be subject to the approval of the Company’s Shareholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Amendment or Termination. No Common Stock shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Common Stock previously issued or Option previously granted under the Plan.

13. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Board determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Board makes the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Option Agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as “Restricted Stock.”

(b) Repurchase Option. Unless the Board determines otherwise, the Restricted Stock Option Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or engagement with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Option Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Board may determine, but in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date of purchase.

(c) Other Provisions. The Restricted Stock Option Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board in its sole discretion. In addition, the provisions of Restricted Stock Option Agreements need not be the same with respect to each purchaser.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 9 of the Plan.

(e) Change of Control. Upon a Change of Control, any Restricted Stock acquired pursuant to a Stock Purchase Right will vest and have any Company repurchase option lapse as to 25% of such Restricted Stock (but in no event shall the number of Shares which so vests exceed the number of Shares issued pursuant to such Stock Purchase Right). Notwithstanding the foregoing, this Section 13(e) will not apply, and no vesting will occur as the result of this Section 13(e), to Restricted Stock held by an Offeree if such Offeree has an Acceleration Agreement, which agreement may provide for more or less acceleration of vesting than provided under this Section 13(e). In the event an Offeree has been awarded one or more Stock Purchase Rights under this Section 13 and such Offeree’s Acceleration Agreements, if any, do not cover one or more of such awards, then the Stock Purchase Rights (or the Restricted Stock acquired pursuant thereto) not covered by an Acceleration Agreement will vest in accordance with the terms of this Section 13(e) upon a Change of Control.